Exhibit n.4

Consent of Independent Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 5 to the Registration Statement on Form N-2 of THL Credit, Inc. of our report dated May 3, 2019, relating to the consolidated financial statements of OEM Group, LLC and Subsidiaries as of and for the year ended December 31, 2018, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the references to us under the heading “Experts”, in such Registration Statement.

/s/ RSM US LLP

Phoenix, Arizona

August 7, 2019